Exhibit 10.5

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 1st  day of May, 2007, (the “Effective Date”), by and among certain members of E360, LLC, a Florida Limited Liability Company (“Sellers”), and GEN2MEDIA Corporation, a to-be-formed Nevada corporation (“Buyer”) regarding the purchase and sale of certain membership units owned by Sellers in E360, LLC (the “Company”)

RECITALS

WHEREAS, Sellers comprise  members of the Company holding 95% of the membership interests therein (the “Interest”); and

WHEREAS, Buyer has agreed to purchase from Sellers, and Sellers have agreed to sell to Buyer, the Interest and all other right, title and interest of Sellers in the Company, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth below and in exchange for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto now agree as follows:

AGREEMENT

1.           Recitals.  The above recitals are true and correct, are acknowledged by the parties hereto and are incorporated into this Agreement by this reference.

2.           Sale of Interest; Closing Deliveries.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be consummated on the date hereof (the “Closing Date”).  At the Closing, the following documents, instruments and agreements shall be executed and/or delivered, subject to the terms of this Agreement, by the parties as set forth below:

a.           Sellers shall effect the sale of the Interest by delivering to Buyer duly and properly executed assignments, (the “Assignments”), together with such other documents of transfer as are reasonably necessary in Buyer’s opinion to effect the transfer of the Interest in accordance with the terms of this Agreement.

b.           Buyer shall deliver to Sellers the Purchase Price as defined in and pursuant to paragraph 3 hereinbelow.

c.           The Company, Buyer and Sellers shall each deliver to one another, as appropriate, such other certificates, documents, instruments and agreements as any of the Company, Buyer or Sellers shall deem reasonably necessary in order to confirm or effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to each party requesting the same.

3.           Purchase Price; Payment

a.           The purchase price for the Interest (the “Purchase Price”) shall be by issuance of a total of 32,499,999 shares of restricted, Class A Common Stock of Buyer, in a tax free exchange. Said shares shall be restricted and shall not be tradable in any public market until such time, and unless allowed by applicable laws. Buyer makes no representation as to the value or marketability of said shares.  Said shares shall be issued in the following amounts: 10,833,333 to Mary Spio, 10,833,333 to Mark Argenti and 10,833,833 to Ian McDaniel.

4.           Representations and Warranties.

a.           Sellers’ Representations and Warranties.  Sellers, jointly and severally,  represent and warrant to the Buyer and to the Company as follows:

i.           Power and Authority.  Sellers have all requisite power, authority and capacity to enter into this Agreement and the Assignments and to perform their respective obligations under this Agreement and the Assignments.  This Agreement, the Assignments and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Sellers.  This Agreement and the Assignments have been duly executed and delivered by Sellers and constitute the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.  No further action of any other party is or will be required in connection with the transactions contemplated hereby.

ii.           No Conflict.  The execution and delivery of this Agreement and the  Assignments and any other agreements and instruments to be executed and delivered hereunder or in connection herewith and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof and thereof do not and will not (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, or result in the creation of any encumbrance upon the Interest or any other properties or assets of Sellers under any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, permit, franchise or other instrument or obligation to which Sellers are a party or by which the Interest is bound or affected, or (ii) violate any law, rule, regulation, order or code by which any of the Interest or Sellers’ properties are bound or affected.

iii.           Interest Ownership.  Sellers are, immediately prior to the Effective Date hereof, and will be, upon the assignment of the Interest to Buyer, the sole owners, free and clear of any claims, liens, options, pledges, security interests, charges, encumbrances and restrictions whatsoever, of the Interest.

iv.           Litigation.  There is no litigation or proceeding pending, or to Sellers’ best knowledge, threatened, against or relating to Sellers, their properties or business, or against or relating to the Interest, nor do Sellers have reasonable grounds to know of any basis for any such action or of any governmental investigation thereof.

v.           Disclosure.  No representation or warranty made by Sellers in this Agreement, nor any statement or certificate furnished or to be furnished pursuant hereto, or furnished or to be furnished in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the execution and delivery of this Agreement and the purchase of the Interest.  Sellers agree to jointly and severally indemnify and hold the Company and its affiliates, successors, assigns, and their managers, officers, directors, members, shareholders, employees, agents and representatives, and Buyer and its trustees and beneficiaries, and their heirs, beneficiaries, agents and representatives, harmless from and against any and all expenses, including reasonable attorneys’ fees, and tax and untaxed costs and other reasonable expenses, losses, damages or liabilities due to or arising out of a breach by Sellers of any representation or warranty made by Sellers herein.

b.           Buyer’s Representations and Warranties.  Buyer makes representations and warranties to the Sellers as follows:

i.           Power and Authority.  Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.  No further action of any other party is or will be required in connection with the transactions contemplated hereby.

ii.           No Conflict.  The execution and delivery of this Agreement and the  Assignment and any other agreements and instruments to be executed and delivered hereunder or in connection herewith and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof and thereof do not and will not violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, or result in the creation of any encumbrance upon the Interest or any other properties or assets of Buyer under it Articles of Incorporation, Bylaws or other governing documents to which Buyer is subject, or any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, permit, franchise or other instrument or obligation to which Buyer is a party.

iii.           Litigation.  There is no litigation or proceeding pending, or to Buyer’s best knowledge, threatened, against or relating to Buyer or its properties, nor does Buyer have reasonable grounds to know of any basis for any such action or of any governmental investigation thereof.

iv.           Disclosure.  No representation or warranty made by Buyer in this Agreement, nor any statement or certificate furnished or to be furnished pursuant hereto, or furnished or to be furnished in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the execution and delivery of this Agreement and the purchase of the Interest.  Buyer agrees to indemnify and hold Sellers and its affiliates, successors, assigns, and their members, shareholders, officers, directors, employees, agents and representatives, harmless from and against any and all expenses, including reasonable attorneys’ fees, and tax and untaxed costs and other reasonable expenses, losses, damages or liabilities due to or arising out of a breach by Buyer of any representation or warranty made by Buyer herein.

5.           Commissions and Finder’s Fees.  The parties hereto each represent and warrant to the other that this Agreement results without the assistance or advice of any finder, broker or commission agent.  Each of the parties represents and warrants that such party has made no arrangements or commitments with respect to any brokerage fees, stock sale commission or finder’s fees, and each party shall hold the other parties harmless with respect to any such agreements or commitments.

6.           Survival of Representations.  All representations, warranties, covenants and indemnities made by the parties hereunder shall survive the closing of the transactions contemplated in this Agreement.

7.           Benefit.  This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, personal representatives, successors and assigns.

8.           Enforcement Proceedings.  It is expressly agreed and stipulated that this Agreement shall be deemed to have been made and to be performed in Orange County, Florida, and all questions concerning the validity, interpretation, or performance of any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the State of Florida.  Each party hereby irrevocably submits to the exclusive venue and jurisdiction of the courts (state and federal) in and for Orange County, Florida over any dispute arising out of this Agreement, the assignment or the transactions contemplated hereby, and agree that all claims in respect of such dispute or proceeding shall be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY IS HEREBY KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

9.           Costs of Enforcement.  In the event any party initiates action to enforce rights hereunder, the prevailing party shall recover from the non-prevailing party his or its  reasonable expenses, court costs and reasonable attorneys’ fees.  As used herein, expenses, court costs and attorneys’ fees include expenses, court costs and attorneys’ fees incurred in any appellate proceeding.  Expenses incurred in enforcing this paragraph and in collecting amounts due hereunder shall be covered by this paragraph.  For this purpose, the court is requested by the parties to award actual costs and attorneys’ fees incurred by the prevailing party, it being the intention of the parties that the prevailing party be completely reimbursed for all such costs and fees.

10.           Entire Agreement and Modification.  This Agreement constitutes the entire agreement between the parties with respect to the subject matters contained herein.  This Agreement shall not be amended or modified except by instrument in writing executed by all of the parties hereto.

11.           Invalid Provision.  The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

12.           Transaction Costs.  Transfer taxes and recording fees, if any, incurred in connection with the assignment and transfer of the Interest shall be borne by Buyer.  Buyer and Sellers shall each bear their own attorneys’ fees and costs, except as set forth in Section 9 above.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Membership Interest Purchase Agreement on the day and year first above written.

GEN2MEDIA CORPORATION

By:
Mary Spio, President (to be formed)

/s/	/s/
Mary Spio, Individually	Mark Argenti

/s/
Ian McDaniel